                                                                    EXHIBIT 23.2


                      [PRICEWATERHOUSECOOPERS LETTERHEAD]



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated May 19, 2004 relating to the financial statements of Microfield Group, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Portland, Oregon
February 13, 2006